EXHIBIT 99.1

Flushing Savings Bank Receives Final Approval to Convert to New York State Commercial Bank Charter

LAKE SUCCESS, N.Y., Jan. 23, 2013 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the "Company") (Nasdaq:FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), announced today that the Company received approval from the Federal Reserve on its application to convert from a savings and loan holding company to a bank holding company. This was the final approval that was required to merge Flushing Savings Bank, FSB with and into Flushing Commercial Bank. The combined bank will be named Flushing Bank and will be a New York State-chartered, full-service commercial bank. The Superintendent of Financial Services for the State of New York and the Federal Deposit Insurance Corporation had previously approved the Bank's application to merge the two banks and operate the combined bank as a full-service commercial bank. The transaction is expected to be completed on February 28, 2013 and will have little impact on the Bank's current activities or investments, although the Bank expects some annual cost savings as a result of the conversion. The Bank, founded in 1929, had been a New York State-chartered savings bank throughout most of its history and converted to a federal charter in 1994 in order to facilitate its conversion from mutual to stock form.

John R. Buran, President and CEO of the Company, stated: "Flushing Bank is a well capitalized New York community bank, and we are confident that we will benefit from the insight and oversight of the New York State Department of Financial Services. We share a focus on the local communities and look forward to working under the auspices of our new regulators to foster success and economic growth for consumers, businesses and municipalities in New York."

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq:FFIC), with $4.4 billion in consolidated assets, is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the Federal Deposit Insurance Corporation. Flushing Bank is a trade name of Flushing Savings Bank, FSB. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its seventeen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which offers competitively priced deposit products to consumers nationwide. Flushing Commercial Bank, a wholly-owned subsidiary, provides banking services to public entities including counties, cities, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

Additional information on the Bank and Flushing Financial Corporation may be obtained by visiting the Company's website at http://www.flushingbank.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential" or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

CONTACT: Maria A. Grasso
         Executive Vice President, Chief Operating Officer
         Flushing Bank
         718-961-5400